UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 17, 2012

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 Fourth Avenue S.W., Calgary, Alberta	T2P 3M9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

                       On October 17, 2012, ExxonMobil Canada announced an agreement with Celtic Exploration Ltd. (“Celtic”) under which an ExxonMobil Canada affiliate will acquire Celtic. The Company is not a party to the transaction, but may elect to participate at a later date through its existing agreement with ExxonMobil Canada that provides for up to equal participation in new Canadian upstream opportunities. A copy of ExxonMobil Canada’s press release is attached as Exhibit 99.1 to this report.

Item 9.01        Financial Statements and Exhibits.

            (d)      Exhibits.

                       The following exhibit is furnished as part of this report on Form 8-K:

99.1	Press release of ExxonMobil Canada on October 17, 2012 announcing an agreement with Celtic Exploration Ltd. (“Celtic”) under which an ExxonMobil Canada affiliate will acquire Celtic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: October 17, 2012

By:	/s/ Brian Livingston
Name:	Brian Livingston
Title:	Vice-President, General Counsel and Corporate Secretary

By:	/s/ Brent Latimer
Name:	Brent Latimer
Title:	Assistant Secretary